UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  December 20, 2021

INNERSCOPE HEARING TECHNOLOGIES, INC.

 (Exact name of Registrant as specified in its Charter)

Nevada	333-209341	46-3096516
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

2151 Professional Drive, Second Floor, Roseville, CA 95661

(Address of Principal Executive Offices)

(916)218-4100

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

InnerScope Hearing Technologies, Inc. (the “Company”) has dismissed D. Brooks and Associates CPAs, P.A. (the “Former Accounting Firm”) as its independent registered public accounting firm, effective as of December 21, 2021. As described in Item 4.01(a) below, the change in independent registered public accounting firm is not the result of any disagreement with the Former Accounting Firm.

Item 4.01(a) Previous Independent Accountants

(i) On December 21, 2021, the Company dismissed the Former Accounting Firm as its independent registered public accounting firm effective on that date.

(ii) The report of the Former Accounting Firm on the Company’s financial statements as of and for the year ended December 31, 2018 and 2017, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles except as set forth in subparagraph (iii) below. The Former Accounting Firm did not complete an audit for the Company for the year ended December 31, 2019.

(iii) The report of the Former Accounting Firm on the Company’s financial statements as of and for the years ended December 31, 2018 and 2017, contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company has incurred net losses and uncertain conditions exist which the Company faces relative to its obtaining capital in the equity markets. The Former Accounting Firm did not complete an audit for the Company for the year ended December 31, 2019.

(v) The Company’s Management made the decision to change independent accountants, acting under authority delegated to it, and approved the change of the independent accountants on December 20, 2021.

(iv) During the fiscal years ending December 31, 2018 and 2017, and during the interim period through January 18, 2022, there (i) have been no disagreements with the Former Accounting Firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accounting Firm, would have caused the Former Accounting Firm to make reference to the subject matter of such disagreements in its reports on the financial statements for such years, and (ii) were no reportable events of the kind referenced in Item 304(a)(1)(v) of Regulation S-K.

The Company requested that the Former Accounting Firm furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from the Former Accounting Firm is attached hereto as Exhibit 16.1 to this Current Report on Form 8-K.

Item 4.01(b) New Independent Accountants

On December 20, 2021, the Company engaged Paris Kreit & Chiu CPA (the “New Accounting Firm”) as our independent registered public accounting firm for the years ended December 31, 2019 and December 31, 2020 and and to review the Company’s financial statements for the first three quarters of 2021. The Management made the decision to engage the New Accounting Firm acting under authority delegated to it on December 20, 2021.

The Company has not consulted with the New Accounting Firm during our two most recent fiscal years or during any subsequent interim period prior to December 20, 2021 (the date of the New Accounting Firm’s appointment), regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that the New Accounting Firm concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

16.1	Letter from D. Brooks and Associates CPAs, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 20, 2022

INNERSCOPE HEARING TECHNOLOGIES, INC.

By: /s/ Matthew Moore Name: Matthew Moore Title: Chief Executive Officer and Director